Exhibit 99.1

This Statement on Form 4 is filed by:
(i) Scott T. Ford; (ii) Westrock Group, LLC
and (iii) Greenbrier Holdings, LLC.

Name of Designated Filer: Scott T. Ford

Date of Event Requiring Statement: October 21, 2026

Issuer Name and Ticker or Trading Symbol:
WESTROCK COFFEE COMPANY [WEST]


Scott T. Ford

By: 	/s/ Blake Schuhmacher
	Blake Schuhmacher, as Attorney-in-Fact for Scott T. Ford


Westrock Group, LLC

By: 	/s/ Blake Schuhmacher
	Blake Schuhmacher, as Attorney-in-Fact for Westrock Group, LLC


Greenbrier Holdings, LLC

By: 	/s/ Blake Schuhmacher
	Blake Schuhmacher, as Attorney-in-Fact for Greenbrier Holdings, LLC